UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 10, 2007

BMB MUNAI, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-33034	30-0233726
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification Number)

202 Dostyk Ave., 4th Floor, Almaty, Kazakhstan
(Address of principal executive offices)

050051
(Zip code)

+7 (7272) 375-125
(Registrant’s telephone number, including area code)

N/A
(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 10, 2007 BMB Munai, Inc. (the “Company”) announced that it has extended the expiration date of the exchange offer for its convertible notes to September 18, 2007. Pursuant to the exchange offer, the Company is offering to the holders of its U.S. $60,000,000 5.0 per cent. Convertible Notes due 2012 issued pursuant to a Trust Deed dated July 13, 2007 (the “Original Notes”) the opportunity to exchange all of their Original Notes for U.S. $60,000,000 5.0 % Convertible Senior Notes due 2012 to be issued pursuant to a New York law-governed trust indenture to be entered into on the closing of the exchange offer. Except for the extension of the expiration date, the terms of the exchange offer remain unchanged.

The extension has been made to allow holders of outstanding Original Notes who have not yet tendered their Original Notes to do so. As of 5:00 p.m. (New York time) today, September 10, 2007, the original expiration date of the exchange offer, approximately U.S. $28,000,000 in aggregate principal amount of the Original Notes has been tendered. BMB will accept for exchange any and all Original Notes validly tendered and not withdrawn prior to the new expiration date of the exchange offer, 5:00 p.m. (New York time) on Tuesday September 18, 2007, unless subsequently extended. The Company does not currently intend to extend the exchange offer any further.

A copy of the press release announcing the extension of the exchange offer is attached as an exhibit to this Report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	Press Release of BMB Munai, Inc., dated September 10, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BMB MUNAI, INC.

Date: September 10, 2007	By:	/s/ Adam R. Cook
Adam R. Cook
Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of BMB Munai, Inc., dated September 10, 2007

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